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                                 EXHIBIT 23(B)



              Consent of Miller, Hamilton, Snider & Odom, L.L.C.


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                               CONSENT OF COUNSEL




The Colonial BancGroup, Inc.

      We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "LEGAL OPINIONS," and to the summarization of our opinions referenced therein.




/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

July 11, 1995


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